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                                                                    Exhibit 4.10

                          REGISTRATION RIGHTS AGREEMENT


                  This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 18th day of December, 1997 by and between INNOPET BRANDS CORP., a Delaware corporation (the "Company") and EXPLORER PARTNERS LLC (sometimes referred to herein as "EP" or the "Shareholders").


                                R E C I T A L S :


                  WHEREAS, in connection with that certain Subscription Agreement and Investment Representation dated as of December 18, 1997 by and between the Company and EP (the "Investor Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Shareholders Series B Convertible Preferred Stock (the "Preferred Stock") convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock", the Preferred Stock, and the Common Stock into which the Preferred Stock is convertible, are sometimes hereinafter referred to as the "Securities"); and

                  WHEREAS, the Company desires to grant to the Shareholders certain registration rights relating to the Securities and the Shareholders desire to obtain such registration rights, subject to the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual premises, representations, warranties and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Definitions and References. For purposes of this Agreement, in addition to the definitions set forth above and elsewhere herein, the following terms shall have the following meanings:

                         (a) The term "Commission" shall mean the United States
                  Securities and Exchange Commission and any successor agency.

                         (b) The terms "register", "registered" and
                  "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as herein defined) and the declaration or ordering of effectiveness of such registration statement or document.

                         (c) For purposes of this Agreement, the term
                  "Registrable Securities" shall mean (i) any shares of Common Stock issued or issuable upon the proper conversion of the Preferred Stock; (ii) any Securities issued by way of a stock split; and (iii) any Common Stock issued as a stock dividend on the Preferred


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                  Stock. For purposes of this Agreement, any Registrable
                  Securities shall cease to be Registrable Securities when (w) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (x) such Registrable Securities are eligible to be sold pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act, (y) such Registrable Securities have been otherwise transferred, no stop transfer order affecting such Securities is in effect and the Company has delivered new certificates or other evidences of ownership for such Registrable Securities not bearing any legend indicating that such Securities have not been registered under the 1933 Act, or (z) such Registrable Securities are sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned.

                         (d) The term "Holder" shall mean the Shareholders or
                  any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with Section 7 hereof and in accordance with the Investor Agreement, provided that the Shareholder or such transferee or assignee shall then own the Registrable Securities.

                         (e) The term "1933 Act" shall mean the Securities Act
                  of 1933, as amended.

                         (f) An "affiliate of such Holder" shall mean a person
                  who controls, is controlled by or is under common control with such Holder, or the spouse or children (or a trust exclusively for the benefit of the spouse and/or children) of such Holder, or, in the case of a Holder that is a partnership, its partners.

                         (g) The term "Person" shall mean an individual,
                  corporation, partnership, trust, limited liability company, unincorporated organization or association or other entity, including any governmental entity.

                         (h) References in this Agreement to any rules,
                  regulations or forms promulgated by the Commission shall include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designation.

                  2. Registration.

                         (a) Mandatory Registration. The Company shall prepare,
                  and within 30 days after the Second Tranche Closing Date (as defined in the Investor Agreement), file with the Commission a registration statement (the "Registration Statement") on Form S-3 (or if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all the Registrable Securities) covering the resale of all of the Registrable Securities, which Registration Statement, to the extent allowable under the 1933 Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such


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                  indeterminate number of additional shares of Common Stock as may become issuable upon proper conversion of the Preferred Stock (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of reductions in the conversion price of the Preferred Stock in accordance with the terms thereof, including, but not limited to, the terms which cause the conversion price to decrease to the extent the average bid price of the Common Stock decreases. The Registration Statement (and each amendment or supplement thereto) shall be provided to the Shareholders.

                         (b) Possible Payments by the Company.

                                (i) The Company shall file the Registration
                         Statement pursuant to Section 2(a) hereof not later than 30 days from the Second Tranche Closing Date. If the Registration Statement is not filed by the Company within 30 days of the Second Tranche Closing Date, then the Company shall pay Holders of the Preferred Stock a cash penalty at the rate of one percent of the Shareholders' aggregate investment paid to the Company for each month (or a portion thereof) that such Registration Statement has not been filed by the Company.

                                (ii) The Company shall use its best efforts to
                         cause the Registration Statement to be filed pursuant to Section 2(a) hereof to become effective not later than 60 days from the Second Tranche Closing Date. If
                         (a) the Registration Statement is not declared effective by the Commission within 60 days of the Second Tranche Closing Date or (b) during the Registration Period (as hereinafter defined) and after the Registration Statement has been declared effective by the Commission, sales of all the Registrable Securities cannot be made pursuant to the Registration Statement (by reason of a stop order or the Company's failure to update the Registration Statement or any other reason outside the control of and not caused by any Holder or otherwise agreed to in writing by the Shareholders or such Holder), then the Company shall pay Holders of the Preferred Stock a cash penalty at the rate of one percent of the Shareholders' aggregate investment paid to the Company for each month (or a portion thereof) that such Registration Statement has not been declared effective.

                  3. Obligations of the Company. Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

                         (a) prepare and file with the Commission such
                  amendments and supplements to such Registration Statement (and any prospectus used in connection therewith) as may be necessary to keep such Registration Statement effective for a period of not less than one year, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (the "Registration Period"), and comply with the provisions of the 1933 Act with



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                  respect to the disposition of all Securities covered by such
                  Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                         (b) furnish to each Holder of Registrable Securities to
                  be included in the Registration Statement copies of such Registration Statement as filed and each amendment and supplement thereto, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

                         (c) use its best efforts to register or qualify such
                  Registrable Securities under such other securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities reasonably requests, and do any and all other acts which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
                  Section 3(c) hereof, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

                         (d) otherwise use its best efforts to comply with all
                  applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement covering the period of at least twelve (12) months beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

                         (e) notify each selling Holder of such Registrable
                  Securities, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act (even if such time is after the period referred to in Section 3(a)), of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading;

                         (f) use its best efforts to cause all such Registrable
                  Securities to be listed on the Nasdaq SmallCap Market and/or any other securities exchange or quotation system on which similar securities issued by the Company are then listed or traded.



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                  The Company may require each selling Holder of Registrable
Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

                  Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the Registration Period by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 3(e) hereof to and including the date when each selling Holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 3(e) hereof.

                  4. Expenses of Registration. The Company agrees to pay all expenses incurred in connection with the registration pursuant to Section 2 of this Agreement including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws, and fees and disbursements of counsel for the Company. The selling Holders shall bear and pay the underwriting commissions and discounts and broker commissions applicable to the Registrable Securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

                  5. Indemnification and Contribution.

                         (a) Indemnification by the Company. The Company agrees
                  to indemnify, to the full extent permitted by law, each Holder, its officers, directors and agents and each Person who controls such Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading.

                         (b) Indemnification by Holders. In connection with the
                  Registration Statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company


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                  reasonably requests for use in connection with such
                  Registration Statement or prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with any information with respect to such Holder so furnished in writing by such Holder.

                         (c) Conduct of Indemnification Proceedings. Any Person
                  entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). Failure by such Person to provide said notice to the indemnifying party shall itself not create liability except to the extent of any injury caused thereby. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one (1) counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                         (d) Contribution. If for any reason the indemnity
                  provided for in this Section 5 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on



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                  the other, or (ii) if the allocation provided by clause (i)
                  above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
                  Section 5(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                         The parties hereto agree that it would not be just and
                  equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                         If indemnification is available under this Section 5,
                  the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5.

                   6. Rule 144. The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder; and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  7. Transfer of Registration Rights. The registration rights of any Holder under this Agreement with respect to any Registrable Securities may be transferred to any transferee of such Registrable Securities; provided that such transfer may otherwise be effected in


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accordance with applicable securities laws; provided further, that such transfer is in accordance with the terms of the Investor Agreement; provided further, that the transferring Holder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; provided further, that such transferee shall agree in writing, in form and substance satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by such transferee is restricted under the 1933 Act. Except as set forth in this Section 7, no transfer of Registrable Securities shall cause such Registrable Securities to lose such status.

                  8. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this
Section 8 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if each Holder is entitled to receive in exchange for its Registrable Securities consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the 1933 Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within ninety (90) days of completion of the transaction for resale to the public pursuant to the 1933 Act.

                  9. Miscellaneous.

                         (a) No Inconsistent Agreements. The Company will not
                  hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

                         (b) Amendments and Waivers. The provisions of this
                  Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least a majority of the Registrable Securities then outstanding affected by such amendment, modification, supplement, waiver or departure.

                         (c) Successors and Assigns. Except as otherwise
                  expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any



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                  rights, remedies, obligations, or liabilities under or by
                  reason of this Agreement, except as expressly provided in this Agreement.

                         (d) Governing Law. This Agreement shall be governed by
                  and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof.

                         (e) Counterparts. This Agreement may be executed in two
                  or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                         (f) Headings. The headings in this Agreement are used
                  for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

                         (g) Notices. Any notice required or permitted under
                  this Agreement shall be given in writing and shall be delivered in person or by telecopy or by overnight courier guaranteeing no later than second business day delivery, directed to (i) the Company at the address set forth below its signature hereof (with a copy, which copy shall not constitute notice, to Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York 10019 Attention Daniel I. DeWolf, Esq. or (ii) a Holder at the address set forth below its signature hereof. Any party may change its address for notice by giving ten (10) days advance written notice to the other parties. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by telecopy or overnight courier service, with receipt acknowledged.

                         (h) Severability. In the event that any one or more of
                  the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

                         (i) Entire Agreement. This Agreement is intended by the
                  parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.



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                         (j) Recitals. The recitals are hereby incorporated in
                  the Agreement as if fully set forth herein.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             INNOPET BRANDS CORP.


                             By: _________________________________________
                                 Name: Marc Duke
                                 Title: Chairman and CEO

                                 One East Broward Boulevard
                                 Suite 1100
                                 Ft. Lauderdale, Florida 33301
                                 Telephone: (954) 453-2400


                             EXPLORER PARTNERS LLC


                             By: _________________________________________
                                 Name: Robert L. Holz
                                 Title:

                                 444 N. Michigan Avenue
                                 Suite 2910
                                 Chicago, Illinois 60611
                                 Telephone: (312) 321-1600



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